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                                  EXHIBIT 99.1

                      Press Release Dated September 5, 2000



                    Investor Contact:       Suzanne DuLong or Jessica Towns
                    CIENA Corporation
                    (888) 243-6223
                    email: ir@ciena.com
                    Press Contact:          Denny Bilter or Aaron Graham
                    CIENA Corporation
                    (877) 857-7377
                    email: pr@ciena.com

FOR IMMEDIATE RELEASE

CIENA TO RECORD CHARGE IN FISCAL FOURTH QUARTER AGAINST RECEIVABLE; NO CHANGE TO CIENA'S FUTURE REVENUE EXPECTATIONS

Linthicum, Md. - September 5, 2000 - CIENA Corporation (Nasdaq: CIEN), today announced that it has been informed that an administration order has been issued by a London court against iaxis Limited, one of CIENA's European customers. An administration order is similar to a filing for reorganization in the U.S. As a result of this order, up to $28.2 million in net accounts receivable currently owed CIENA from this customer may be uncollectible, and CIENA therefore expects to record a one-time charge related to a provision for doubtful accounts in its fourth fiscal quarter ending October 31, 2000.

Iaxis Limited is the optical networking customer that CIENA disclosed as having financial difficulties in CIENA's Form 10-Q, filed with the Securities and Exchange Commission on August 17, 2000. As was disclosed in the Form 10-Q, net outstanding receivables from iaxis represented approximately 13 percent of CIENA's net receivables as of July 31, 2000, or approximately $28.2 million. CIENA previously had been informed that iaxis was working toward a sale of the company and received information about the administration order yesterday.

CIENA had no projections of future revenues from iaxis, either in the current quarter or in future quarters, and at this time believes that its accounts receivables from its other customers are fully collectible in accordance with their recorded amounts. In addition, this event does not impact CIENA's previously announced expectations for future revenue growth.

The impact of the charge on CIENA's net earnings per diluted share in its fourth fiscal quarter is expected to be up to approximately $0.13, or $0.06 on a post-split basis. CIENA has previously announced a two for one stock split payable on September 18, 2000.

"This situation is the result of issues particular to a single customer and is not indicative of our outlook for the optical networking industry," said Patrick Nettles, CIENA's president and chief executive officer. "While disappointing, this event does not change our outlook for continued robust sales growth across our intelligent optical networking product lines."

# # #
ABOUT CIENA

CIENA Corporation's market-leading intelligent optical networking systems form the core for the new era of networks and services worldwide. CIENA's LightWorks(tm) architecture enables next-generation optical services and changes the fundamental economics of service-provider networks by simplifying the network and reducing the cost to operate it. Additional information about CIENA can be found at <http://www.ciena.com>.


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NOTE TO INVESTORS

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions of the Company that involve risks and uncertainties. Forward-looking statements in this release, including, but not limited to, the Company's outlook for the optical networking industry and for continued robust sales growth across our intelligent optical networking product lines, the Company's expectation that the event will not impact CIENA's future revenue growth, our belief that our accounts receivables from other customers are fully collectible in accordance with their recorded amounts and the expected accounting treatment and accounting impact of the event are based on information available to the Company as of the date hereof. The Company's actual results could differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with the Company's business, which include the risk factors disclosed in the Company's Report on Form 10-Q filed with the Securities and Exchange Commission on August 17, 2000. Forward looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. The Company assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.







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